Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Global Medical REIT Inc.

Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-217360) and Form S-8 (Nos. 333-212343) of Global Medical REIT Inc. of our reports dated March 12, 2018, relating to the consolidated financial statements and the effectiveness of Global Medical REIT Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 12, 2018